ATTACHMENT A

Section 5.04 of the Employees’ Retirement Plan of John Wiley & Sons, Inc. is hereby amended by adding the following new subsection (c) at the end thereof:

“(c) Special Lump Sum Opportunity

(i)
Except as provided below, a Participant with a vested Accrued Benefit whose employment with the Company terminated prior to April 30, 2016, may elect to receive his entire Accrued Benefit as a single lump sum as of October 1, 2016 or such other date that the Benefits Administration Board determines in its sole and absolute discretion that is applied in a uniform and nondiscriminatory manner (“Payment Date”), provided that (A) the Participant has not commenced receiving his benefits as of the Payment Date; and

(B)
the Participant makes the election to receive his benefit as of the Payment Date, on a form that is postmarked on or before August 31, 2016, or such other date as shall be approved by the Benefits Administration Board in its sole discretion (that is applied in a uniform and nondiscriminatory manner). For purposes of this paragraph (c), an “eligible Participant” is a Participant who satisfies the requirements of this subparagraph (i) and is not excluded pursuant to subparagraph (ii) below.

(ii)	This opportunity will not be available to (A) a Participant as to whom a domestic relations order has been served on the Plan or as to whom the Plan has knowledge of the pendency of such an order;
(B)	a Participant who is required to commence his benefit pursuant to the provisions of Section 401(a)(9) of the Code; (C) the surviving Spouse or Beneficiary of a deceased Participant; or
(D) any other classification of Participant that the Benefits Administration Board determines in its sole discretion (that is applied in a uniform and nondiscriminatory manner) shall not be offered this opportunity.

(iii)
An eligible Participant who (A) is eligible for an early retirement Pension pursuant to Section 4.03, or (B) attains his Normal Retirement Date, as of the Payment Date, will have a one-time opportunity to elect to receive his Pension benefit in a lump sum. The lump sum payment will be calculated by applying an actuarial reduction based on the Equivalent Actuarial Value basis described in subparagraph (vii) below. Payment in a form other than a lump sum will be calculated after applying the applicable early commencement reductions described in Section 4.03(b), if applicable. Such Participant may elect to receive his Pension benefit, as of the Payment Date, in a lump sum, the applicable automatic form of payment described in Section 5.01 or any optional form of payment available to him under Section 5.02. For such Participant, Equivalent Actuarial Value with respect to an optional form of payment shall be determined based on the form of benefit elected.

(iv)
An eligible Participant who is not eligible for an early retirement Pension but (A) is age 55 or older, (B) has at least 10 years of Eligibility Service, and (C) is eligible to commence a vested Pension pursuant to Section 4.04(b) as of the Payment Date, will have a one-time opportunity to elect to receive his Pension benefit in a lump sum. The lump sum payment will be calculated by applying an actuarial reduction based on the Equivalent Actuarial Value basis described in subparagraph (vii) below. Payment in a form other than a lump sum will be calculated after applying the early commencement reductions described in Section 4.04(b). Such Participant may elect to receive his Pension benefit, as of the Payment Date, in a lump sum, the applicable automatic form of payment described in Section 5.01 or any optional form of payment available to him under Section 5.02. For such Participant, Equivalent Actuarial Value with respect to an optional form of payment shall be determined based on the form of benefit elected.

(v)
An eligible Participant who (A) is age 55 or older, (B) has less than 10 years of Eligibility Service, and (C) is eligible to commence a vested Pension pursuant to Section 4.04 as of his Normal Retirement Date occurring on or after the Payment Date, will have a one-time opportunity to receive his Pension benefit as of the Payment Date, in a lump sum which will be calculated by applying an actuarial reduction based on the Equivalent Actuarial Value basis described in subparagraph (vii) below. Such Participant may elect to receive his Pension benefit, as of the Payment Date, in a lump sum, the applicable automatic form of payment described in Section 5.01 or Option 2 under Section 5.02 (but only with his Spouse as Beneficiary). For such Participant, Equivalent Actuarial Value with respect to an optional form of payment shall be determined based on the form of benefit elected.

(vi)
An eligible Participant who has a vested Pension benefit but (A) has not attained age 55, and (B) is eligible to commence a vested Pension benefit pursuant to Section 4.04 as of his Normal Retirement Date, will have a one-time opportunity to receive his Pension benefit as of the Payment Date, in a lump sum, which will be calculated by applying an actuarial reduction based on the Equivalent Actuarial Value basis described in subparagraph (vii)

below.   Such Participant may elect to receive his Pension benefit, as of the Payment Date, in a lump sum, the applicable automatic form of payment described in Section 5.01 or Option 2 under Section 5.02 (but only with his Spouse as Beneficiary). For such Participant, Equivalent Actuarial Value with respect to an optional form of payment shall be determined based on the form of benefit elected.

(vii)	Solely for purposes of calculating the lump sum for this paragraph (c), Equivalent Actuarial Value of the lump sum shall be determined by using the IRS Mortality Table and the IRS Interest Rate.